Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2009 FIRST QUARTER RESULTS;
REAFFIRMS FULL YEAR GUIDANCE
FAIRFIELD, NJ, April 22, 2009 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the three months ended March 31, 2009. Diluted earnings per share were $0.01 in the first quarter of 2009 compared to $0.09 in the first quarter of 2008.
First Quarter Results
“We were pleased with the performance of our business in light of the difficult economic conditions. Results were consistent with our expectations. Consequently, we are reaffirming our full year guidance,” said Anthony Orlando, President and Chief Executive Officer of Covanta.
For the three months ended March 31, 2009, operating revenues were $359 million, an 8% decline from $389 million in the prior year comparable period, with domestic revenue falling $10 million and international revenue falling $21 million.
Domestic waste and service revenues declined by $11 million. Excluding lower recycled metal revenue ($6 million) and debt service revenue ($4 million), domestic waste and service revenues were essentially flat with contract escalations nearly offsetting lower market prices for merchant waste.
Domestic electricity revenue was up $10 million driven by business acquisitions and contract transitions offset somewhat by slightly lower overall electricity pricing. Most of the domestic energy revenue remains under long-term contract, but a few of these contracts will end later this year causing a gradual increase in the Company’s energy market exposure.
Domestic operating expenses were up $17 million in the quarter; $12 million of the increase came from acquisitions the Company completed in 2008.
International segment revenue decreased 34% or $21 million in the quarter while plant operating expenses declined by $20 million. Both of these declines relate primarily to the Company’s Indian facilities, where falling fuel prices reduced the pass through component of our revenues and also lowered our expenses. Foreign exchange impacts also reduced revenues while benefiting plant operating expenses.
Adjusted EBITDA was $82 million, down 22% from $106 million. This decline was driven primarily by:

2
1) a $10 million decline related to the recession which, as expected, caused a decline in recycled metal, energy and waste disposal prices;
2) a $7 million decline in our international business relating primarily to a small loss at our Indian facilities and higher spending to pursue growth. Except for spending on business development, we expect our international operations for the remainder of the year to be essentially flat with 2008 results; and
3) a $5 million loss at recently acquired facilities due to transition and integration items as well as low energy prices. We expect these assets to become profitable relatively soon.
Cash Flow Provided by Operating Activities (“Operating Cash Flow”) was $51 million in the first quarter, up 3% from $50 million in last year’s first quarter. We managed this increase, not withstanding the lower Adjusted EBITDA, because we generated cash from working capital and cut interest expense.
Our balance sheet remains very strong, with $160 million of unrestricted cash and an undrawn $300 million revolving credit facility. In the quarter, we paid down $47 million of debt, bringing our net debt (total debt less cash and restricted funds set aside explicitly for project debt principal repayment) to $1.7 billion.
“As anticipated, our first quarter performance reflected the drop in recycled metal, energy and waste disposal prices. In addition, we continued to ramp up international development to pursue promising opportunities and we spent money on recently acquired facilities which will pay future dividends. Overall, the business continues to perform well and we expect to generate significant free cash flow in 2009 while maintaining our relentless pursuit of long-term value creation and growth initiatives,” stated Mr. Orlando.
2009 Guidance
The Company is reaffirming its guidance for 2009 for the following key metrics:
–	Operating Cash Flow in the range of $325 million to $375 million;

–	Adjusted EBITDA of $500 million to $540 million; and

–	Diluted earnings per share of $0.75 to $0.90.
Conference Call Information
Covanta will host a conference call at 8:30 am (Eastern) on Thursday, April 23, 2009 to discuss its results for the three months ended March 31, 2009. To participate, please dial 866-383-7998 approximately 10 minutes prior to the scheduled start of the call. If you are calling from outside of the United States, please dial 617-597-5329. Please utilize pass code 34308682 when prompted by the conference call operator. The conference call will also be web cast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 11:30 AM (Eastern) Thursday, April 23, 2009 through midnight (Eastern) Thursday, April 30, 2009. To access the replay, please dial 888-286-8010, or from outside of the United States 617-801-6888 and use the replay pass code: 19540456.The web cast will also be archived on www.covantaholding.com and can be played or downloaded as an MP3 file.

3
About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 38 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 16 million tons of waste into more than 8 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in domestic and international markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts:
Marisa F. Jacobs, Esq.
Vice President, Investor Relations and Corporate Communications
1-973-882-4196
Vera Carley
Director, Media Relations and Corporate Communications
1-973-882-2439
Attachments

Covanta Holding Corporation	Exhibit 1
Condensed Consolidated Statements of Income

	Three Months Ended
	March 31,
	2009	2008(A)
		(As Adjusted)
	(Unaudited)
	(In thousands, except per share amounts)
Operating revenues
Waste and service revenues	$206,269	$217,623
Electricity and steam sales	141,869	153,065
Other operating revenues	10,622	18,078

Total operating revenues	358,760	388,766

Operating expenses
Plant operating expenses	256,042	259,011
Depreciation and amortization expense	51,498	48,574
Net interest expense on project debt	12,769	13,761
General and administrative expenses	25,515	24,154
Other operating expenses	9,744	12,501

Total operating expenses	355,568	358,001

Operating income	3,192	30,765

Other income (expense)
Investment income	1,028	1,640
Interest expense	(9,506)	(15,199)

Total other expenses	(8,478)	(13,559)

(Loss) income before income tax benefit (expense), equity in net income from unconsolidated investments, and noncontrolling interests in subsidiaries	(5,286)	17,206
Income tax benefit (expense)	1,992	(6,905)
Equity in net income from unconsolidated investments	5,809	5,492

Net Income	2,515	15,793

Less: Net income attributable to noncontrolling interests in subsidiaries	(1,380)	(1,869)

Net Income Attibutable to Covanta Holding Corporation	$1,135	$13,924

Earnings Per Share:
Basic	$0.01	$0.09

Weighted Average Shares	153,467	153,165

Diluted	$0.01	$0.09

Weighted Average Shares	154,737	154,572

(A)	See Note 1 – Organization and Basis of Presentation of the Notes to the Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009 for a discussion of the retrospective accounting changes resulting from the adoption of FASB Staff Position No. APB 14-1 and Statement of Financial Accounting Standards No. 160 which were effective January 1, 2009.

Exhibit 2
Covanta Holding Corporation
Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2009	2008(A)	Estimated 2009
		(As Adjusted)
	(Unaudited, in thousands)
Net Income Attibutable to Covanta Holding Corporation	$1,135	$13,924	$117,000 - $141,000

Depreciation and amortization expense	51,498	48,574	188,000 - 194,000

Debt service:
Net interest expense on project debt	12,769	13,761
Interest expense	9,506	15,199
Investment income	(1,028)	(1,640)

Subtotal debt service	21,247	27,320	84,000 - 79,000

Income tax (benefit) expense	(1,992)	6,905	76,000-80,000

Other adjustments: (B)
Change in unbilled service receivables	4,700	2,052
Non-cash compensation expense	3,907	3,651
Other	545	2,040

Subtotal other adjustments	9,152	7,743	29,000 - 38,000

Noncontrolling interests in subsidiaries	1,380	1,869	6,000-8,000

Total adjustments	81,285	92,411

Adjusted EBITDA	$82,420	$106,335	$500,000 - $540,000

(A)	See Note 1 – Organization and Basis of Presentation of the Notes to the Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009 for a discussion of the retrospective accounting change resulting from the adoption of FASB Staff Position No. APB 14-1 which was effective January 1, 2009.

(B)	These items represent amounts that are non-cash in nature.

Covanta Holding Corporation	Exhibit 3
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

	Three Months Ended
	March 31,		Full Year
	2009	2008(A)	Estimated 2009
		(As Adjusted)
	(Unaudited, in thousands)
Cash flow provided by operating activities	$51,395	$49,706	$325,000 - $375,000

Debt service	21,247	27,320	84,000 - 79,000

Amortization of debt premium and deferred financing costs	1,178	1,839	7,000

Other	8,600	27,470	84,000 - 79,000

Adjusted EBITDA	$82,420	$106,335	$500,000 - $540,000

(A)	See Note 1 – Organization and Basis of Presentation of the Notes to the Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009 for a discussion of the retrospective accounting change resulting from the adoption of FASB Staff Position No. APB 14-1 which was effective January 1, 2009.

Covanta Holding Corporation	Exhibit 4
Statements of Cash Flows Selected Data

	Three Months Ended
	March 31,		Full Year
	2009	2008(A)	Estimated 2009
		(As Adjusted)
	(Unaudited, in thousands)
Cash flow provided by operating activities	$51,395	$49,706	$325,000 - $375,000

Uses of cash flow provided by operating activities
Purchase of property, plant and equipment (B)
Capital expenditures associated with SEMASS fire (C)	$(251)	$(1,190)
Capital expenditures associated with certain acquisitions (D)	(358)	(7,993)
Capital expenditures associated with technology development (E)	(249)	—
Pre-construction development projects (F)	(1,955)	—
All other capital expenditures (G)	(24,020)	(29,807)	$(60,000)

Total purchases of property, plant and equipment	$(26,833)	$(38,990)

Purchase of equity interests	$(1,083)	$—
Principal payments on long-term debt	$(1,675)	$(1,691)	$(7,000)
Principal payments on project debt	$(45,268)	$(55,119)	$(169,000)

(A)	See Note 1 – Organization and Basis of Presentation of the Notes to the Condensed Consolidated Financial Statements included in our Quarterly Report on Form 10-Q for the first quarter ended March 31, 2009 for a discussion of the retrospective accounting change resulting from the adoption of FASB Staff Position No. APB 14-1 which was effective January 1, 2009.

(B)	Purchase of property, plant and equipment is also referred to as Capital Expenditures.

(C)	Capital Expenditures were incurred that related to the repair and replacement of assets at the SEMASS energy-from-waste facility that were damaged by a fire on March 31, 2007. The cost of repair or replacement was insured under the terms of the applicable insurance policy, subject to deductibles. Settlement of the property damage insurance claim occured in December 2008.

(D)	In June 2008, Covanta acquired an energy-from-waste facility in Tulsa, Oklahoma. This facility was shut down by the prior owner in the summer of 2007 and two of the facility’s three boilers were returned to service in November 2008. Covanta invested approximately $0.4 million in capital improvements to restore the operational performance of this facility during the quarter ended March 31, 2009. Capital Expenditures were also incurred in 2008 at three facilities that Covanta acquired in 2008 and 2007 primarily to improve the productivity or environmental performance of those facilities. Covanta invested approximately $7.5 million during the quarter ended March 31, 2008 in two California biomass facilities acquired in July 2007.

Although, in accordance with GAAP, this spending will be recorded as a component of purchase of property, plant and equipment on Covanta’s statement of cash flows, management considers this spending as a component of the cost to acquire these businesses since these major capital improvements are required to achieve desired facility performance.

(E)	Capital Expenditures related to internal development efforts and/or agreements with multiple partners for the development, testing or licensing of new technologies related to the transformation of waste materials into renewable fuels, the generation of alternative energy methods, and nitrogen oxide (NOx) emission controls.

(F)	Covanta has entered into definitive agreements for the development of a 1,700 metric ton per day energy-from-waste project serving the City of Dublin, Ireland and surrounding communities. Construction is expected to commence in 2009. Covanta incurred capital expenditures related to pre-construction activities, such as site preparation costs, for this project.

(G)	Capital Expenditures primarily to maintain existing facilities.

Discussion of Non-GAAP Financial Measures
To supplement our results prepared in accordance with United States generally accepted accounting principles (“GAAP”), we use the measure of Adjusted EBITDA, which is a non-GAAP measure as defined by the Securities and Exchange Commission. The non-GAAP financial measure of Adjusted EBITDA described below, and used in the tables above, is not intended as a substitute and should not be considered in isolation from measures of financial performance or liquidity prepared in accordance with GAAP. In addition, our non-GAAP financial measure may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
We use a number of different financial measures, both GAAP and non-GAAP, in assessing the overall performance of our business. We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy Corporation, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. The presentation of Adjusted EBITDA is intended to enhance the usefulness of our financial information by providing a measure which management internally uses to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business. We also use this non-GAAP financial measure as a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA should not be considered as an alternative to net income or an alternative to cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP.
Adjusted EBITDA
The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
Under these credit facilities, Covanta Energy is required to satisfy certain financial covenants, including certain ratios of which Adjusted EBITDA is an important component. Compliance with such financial covenants is expected to be the principal limiting factor which will affect our ability to engage in a broad range of activities in furtherance of our business, including making certain investments, acquiring businesses and incurring additional debt. Covanta Energy was in compliance with these covenants as of March 31, 2009. Failure to comply with such financial covenants could result in a default under these credit facilities, which default would have a material adverse affect on our financial condition and liquidity.
These financial covenants are measured on a trailing four quarter period basis and the material covenants are as follows:
•	maximum Covanta Energy leverage ratio of 4.00 to 1.00 (which declines for quarterly periods after September 30, 2009), which measures Covanta Energy’s Consolidated Adjusted Debt, (which is the principal amount of its consolidated debt less certain restricted funds dedicated to repayment of project debt principal and construction costs) to its Adjusted EBITDA; and

•	minimum Covanta Energy interest coverage ratio of 3.00 to 1.00, which measures Covanta Energy’s Adjusted EBITDA to its consolidated interest expense plus certain interest expense of ours, to the extent paid by Covanta Energy.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the three months ended March 31, 2009 and 2008, reconciled for each such periods to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.